As filed with the Securities and Exchange Commission on June 27, 2025

Registration No. 333-288287

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2120079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan

2023 Employee Stock Purchase Plan

(Full titles of the plans)

A. Rachel Leheny, Ph.D.

Chief Executive Officer

505 Coast Boulevard South, Suite 307

La Jolla, California 92037

(858) 952-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll Carlos Ramirez Cooley LLP 10265 Science Center Drive San Diego, California 92121	John M. Dunn General Counsel 505 Coast Boulevard South, Suite 307 La Jolla, California 92037
(858) 550-6000	(858) 952-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-288287) previously filed with the SEC on June 24, 2025 (the “Registration Statement”) is being filed solely for the purpose of filing Exhibit 23.3 thereto, which was inadvertently omitted when the Registration Statement was filed. All other portions of the Registration Statement, as previously filed, remain unchanged.

PART I

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

4.3	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2020).

5.1**	Opinion of Cooley LLP.

23.1**	Consent of Baker Tilly, US, LLP, Independent Registered Public Accounting Firm.

23.2**	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

23.3*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included on the signature page of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-288287) filed with the SEC on June 24, 2025).

99.1**	CalciMedica, Inc. 2023 Equity Incentive Plan.

99.2	Form of Option Grant Notice and Option Agreement under CalciMedica, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

99.3	Forms of Restricted Stock Unit Grant Notice and Unit Award Agreement under CalciMedica, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

99.4	CalciMedica, Inc. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2023).

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on June 27, 2025.

CALCIMEDICA, INC.

By:	/s/ A. Rachel Leheny, Ph.D.
A. Rachel Leheny, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-8, has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. RACHEL LEHENY, PH.D. A. Rachel Leheny, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	June 27, 2025

/S/ STEPHEN BARDIN Stephen Bardin	Chief Financial Officer (Principal Financial and Accounting Officer)	June 27, 2025

* Robert N. Wilson	Chairman	June 27, 2025

* Alan Glicklich	Director	June 27, 2025

* Frederic Guerard, Pharm.D.	Director	June 27, 2025

* Fred Middleton	Director	June 27, 2025

* Eric W. Roberts	Director	June 27, 2025

* Allan Shaw	Director	June 27, 2025

*By:	/s/ A. RACHEL LEHENY, PH.D.
A. Rachel Leheny, Ph.D.
Attorney-in-Fact